SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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
                BANKUNITED FINANCIAL CORPORATION                                     BANKUNITED CAPITAL III
            --------------------------------------                               ----------------------------
            (Exact name of registrant as specified                               (Exact name of registrant as
                        in its charter)                                            specified in its charter)

          FLORIDA                           65-0377773                        DELAWARE                  APPLIED FOR
-------------------------------         -------------------    -------------------------------      -------------------
(State or other jurisdiction of          (I.R.S. Employer      (State or other jurisdiction of       (I.R.S. Employer
incorporation or organization)          Identification No.)     incorporation or organization)      Identification No.)

                     255 ALHAMBRA CIRCLE                                                 255 ALHAMBRA CIRCLE
                  CORAL GABLES, FLORIDA 33134                                         CORAL GABLES, FLORIDA 33134
                       (305) 569-2000                                                        (305) 569-2000
----------------------------------------------------------------   -----------------------------------------------------------------
    (Address, including ZIP Code, and telephone number,                    Address, including ZIP Code, and telephone number,
including area code, of registrant's principal executive offices)  including area code, of registrant's principal executive offices)
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       Securities to be registered pursuant to Section 12 (b) of the act:

      ___% Cumulative Trust Preferred Securities of BankUnited Capital III
     ____% Junior Subordinated Deferrable Interest Debentures of BankUnited
                              Financial Corporation
      BankUnited Financial Corporation Guarantee with respect to the Trust
                              Preferred Securities

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-28677 and 333-28677-01

     Securities to be registered pursuant to Section 12(g) of the act: None


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information is set forth under the caption "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures,"
"Description of the Guarantee," and "Relationship Among the Preferred
Securities, the Junior Subordinated Debentures, the Expense Agreement and the
Guarantee" in the prospectus contained in the Form S-2 Registration Statement, the Amendment No. 1 to Form S-2 on Form S-3, and the Amendment No. 2 to Form S-3 of BankUnited Financial Corporation and BankUnited Capital III which were filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997,
February 20, 1998 and February 27, 1998, respectively (collectively, and together with all subsequent amendments, the "Form S-3 Registration Statement")
(File Nos. 333-28677 and 333-28677-01), which Form S-3 Registration Statement is incorporated herein by reference.

Item 2.  EXHIBITS *

         1.       Form of certificate for the ___% Cumulative Trust Preferred
                  Securities of BankUnited Capital III (included as an exhibit to Exhibit 4.7 to the Form S-3 Registration Statement).

         2.       Trust Agreement of BankUnited Capital III (Exhibit 4.6 to the
                  Form S-3 Registration Statement).

         3.       Form of Amended and Restated Trust Agreement of BankUnited
                  Capital III (Exhibit 4.7 to the Form S-3 Registration
                  Statement).

         4.       Form of Indenture with respect to BankUnited Financial
                  Corporation's ___% Junior Subordinated Deferrable Interest
                  Debentures (Exhibit 4.3 to the Form S-3 Registration
                  Statement).

         5.       Form of ____% Junior Subordinated Deferrable Interest
                  Debenture (included as an exhibit to Exhibit 4.3 of the Form
                  S-3 Registration Statement).

         6.       Form of Guarantee Agreement for BankUnited Capital III
                  (Exhibit 4.9 to the Form S-3 Registration Statement).

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*   Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             BANKUNITED FINANCIAL CORPORATION

DATE: March 2, 1998                          By: /s/ SAMUEL A. MILNE
                                                 -------------------
                                                 Samuel A. Milne
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                             BANKUNITED CAPITAL III

                                             By: /s/ NANCY L. ASHTON
                                                 -------------------
                                                 Nancy L. Ashton
                                                 Administrative Trustee